Exhibit 8

                           MASTER CUSTODIAN AGREEMENT

     Agreement dated as of February 1, 1998, by and between BANKERS TRUST COMPANY, a bank organized under the laws of New York ("Bankers") as Custodian, and the AMERICAN FEDERATION OF LABOR AND CONGRESS OF INDUSTRIAL ORGANIZATIONS HOUSING INVESTMENT TRUST (the "Trust").

                            W I T N E S S E T H
                            - - - - - - - - - -


     WHEREAS, the Trust wishes to retain Bankers as custodian for certain assets of the Trust and Bankers is willing to accept such custodianship upon the terms and conditions set forth herein.

     NOW, THEREFORE, it is hereby agreed:

     1. The Trust hereby appoints Bankers as custodian of the assets delivered to Bankers hereunder for deposit to the AFL-CIO Housing Investment Trust Custodian Account established pursuant to this Agreement in accordance with the power and authorities conferred on the Trustees under the Declaration of Trust of the Trust.

     2. Definitions. Where used in this Agreement, unless the context otherwise requires or unless otherwise expressly provided:

          (a) "Account" means the AFL-CIO Housing Investment Trust Custodian Account established hereunder.

          (b)     "Agent" means a sub-custodian designated by Bankers which is
(i) a bank or trust company organized under the laws of the United States of America or any State thereof; and (ii) the officers, employees and nominees of Bankers or of the Persons described in clause (i) of this paragraph (b).

          (c) "Authorized Person" means any Person or Persons jointly or severally authorized in a writing delivered to Bankers or an Agent to act on behalf of the Trust or an Investment Manager, with respect to any action required or permitted to be taken by the Trust or such Investment Manager under this Agreement.

          (d) "Bankers" means Bankers Trust Company, a bank organized under the laws of the State of New York, and any successor thereto.

          (e) "Business Day" means any day other than (1) a Saturday or Sunday, or (2) a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to be closed.

          (f)     "Clearing Corporation" means a corporation as defined in
Section 8-102(3) of the Uniform Commercial Code which is organized for the purpose of effecting transactions in securities by computerized book entry.

          (g) "Federal Reserve Book-Entry System" means the computerized system sponsored by the United States Department of the Treasury and certain other agencies and instrumentalities of the United States of America for holding and transferring securities of the United States government and its agencies and instrumentalities, respectively, in Federal Reserve Banks, through banks which are members of the Federal Reserve System or which otherwise have access to such computerized systems.

          (h) "Instructions" means written and manually signed instructions of any Authorized Person. Instructions shall also include Instructions Received By Any Other Means provided that the parties hereto shall have agreed in a manually signed writing to the form, the means of transmission and the means of identification of such Instructions.

          (i) "Instructions Received by any Other Means" shall include, but shall not be limited to, (i) oral instructions and (ii) instructions received by computer, electronic instruction system or telecommunications terminals (including telex, TWXS, facsimile transmission or bank wire).

          (j) "Investment Manager" means any bank, insurance company or registered investment adviser appointed by the Trust, if any, which has the power to acquire and dispose of the Property with respect to such portions of the Account as may be designated to Bankers from time to time in the Instructions of the Trust.

          (k) "Participation Certificates" shall mean participation certificates which evidence the Trust's ownership of an undivided fractional beneficial ownership interest in a construction and/or permanent mortgage loan.

          (l) "Person" means a natural person, trust, estate, corporation, association, partnership, joint venture, employee organization, committee, board, participant, beneficiary, trustee, partner, or venturer, as the context may require.

          (m) "Property" means cash, coin, bonds and coupons appurtenant thereto, if any, common stocks, preferred stock, securities, participation certificates, options, warrants, rights, notes, certificates of deposit, commercial paper, repurchase agreements, letters of credit, property (real, personal or mixed) or any other investments of any kind or nature, and any interest, beneficial or otherwise, in a common, collective or commingled trust or fund maintained by Bankers, or by an Investment Manager or affiliate of an Investment Manager, investment company, partnership or similar entity.

          (n)     "Section" means a section of this Agreement.

          (o) "Trust" means the American Federation of Labor and Congress of Industrial Organizations Housing Investment Trust established pursuant to a Declaration of Trust dated September 19, 1981, as amended.

     The plural of any term shall have a meaning corresponding to the singular thereof as so defined and any neuter pronoun used herein shall include the masculine or feminine as the context may require.

     3. Manner of Custody. All right, title and interest in and to the Property shall at all times be vested in the Trust. All Property held in the Account hereunder shall be kept with the same care as Bankers exercises in respect of its own assets. Bankers agrees that Bankers does not own the Property or any portion thereof and has no interests in or to the Property, except as Custodian of the Property. Except as otherwise expressly provided in Section 4, 10 or 15 herein. Bankers agrees that as long as this Agreement remains in effect, Bankers shall not take any action with respect to the Property which jeopardizes, alters, diminishes or impairs the Trust's interests in the Property.

     Bankers is authorized to hold the Property (i) directly in its vaults or
(ii) with a Clearing Corporation or by Federal Reserve Book-Entry System, as specified by the Trust from time to time in Instructions. Unless and until the Trust delivers Instructions to Bankers to the contrary, all Property shall be held as follows (i) all Participation Certificates and other Property delivered to Bankers in physical (rather than book-entry) form shall be held by Bankers in its vaults; (ii) all Property delivered to Bankers in book-entry form (or which the Trust directs Bankers to convert into book-entry form) shall be held through a Clearing Corporation or the Federal Reserve Book Entry System, as applicable. To the extent specifically authorized by Instructions, Bankers may hold Property in bearer from so that title may pass by delivery. Bankers will, promptly upon request by the Trust, cause any securities held hereunder to be reissued in its own name as custodian for the Trust or in the name of the Trust, but costs imposed by the issuer or registrar of such securities and all taxes (if any) associated with the foregoing will be paid by the Trust. The Trust shall provide Bankers with instructions from time to time as to the manner in which Bankers shall accept delivery of Participation Certificates and other Property delivered in physical form and the documents and instruments which Bankers shall safekeep with respect to Participation Certificates and other Property delivered in physical form.

     4.     Administration of Account.  Bankers agrees and is authorized:
            -------------------------

          (a) To receive and collect all cash, all payments of principal, interest, dividends, proceeds from transfer and other payments in respect of Property held in the Account, including taking prompt action to reclaim the portion of taxes withheld on such income dividends and interests, if any, which is reclaimable as a result of certain tax treaties to which the United States of America is a party;

          (b) To credit to the Account amounts equal to all payments of principal, interest or dividends, proceeds from transfer and all other payments in respect of Property held in the Account;

          (c) On the Instructions of the Trust or an Investment Manager, to execute or settle transactions to purchase or otherwise acquire Property for the Account and to debit the Account for the cost of such purchases or to sell or otherwise dispose of Property against payment therefor and to credit the Account with such payment;

          (d) To exchange securities where such exchange is purely ministerial (including, without limitation, the exchange of temporary securities for those in definitive form and the exchange of warrants or other documents of entitlement to securities for the securities themselves);

          (e) To surrender securities at maturity or when advised of earlier call for redemption; provided, however, that Bankers shall not be
                             --------- --------
liable for failure to surrender any security in the Account for redemption prior to maturity or take other action if notice of such redemption or other action was not provided to Bankers by the issuer, the Trust, the Investment Manager, or one of the nationally recognized bond or corporate action services to which Bankers may subscribe;

          (f) To sell or exercise any conversion privileges, subscription rights, warrants or other options and to make any payments incidental thereto, and to consent to or otherwise participate in corporate reorganizations, mergers, consolidations or other changes affecting corporate securities and to pay any consolidations or other changes affecting corporate securities and to pay any assessments or charges in connection therewith, but only as may be specified in Instructions delivered to Bankers; provided, however, where
                                             --------  -------
warrants, options, tenders or other rights have fixed expiration dates, in order for Bankers to act with respect to the Account, Bankers shall receive instructions from the Trust or the Investment Manager at Bankers' offices and addressed as Bankers may from time to time request for this specific purpose, by no later than noon (New York City time) at least one bank business day prior to the last scheduled date to act with respect thereto (or such earlier date or time as Bankers may specify);

          (g) To execute in the Trust's name such ownership and other certificates as may be required by Regulations of the Internal Revenue Service or other tax authorities;

          (h) With the prior written consent of the Trust, which shall not be unreasonably withheld or delayed, to designate one or more Agents to act on its behalf hereunder in the administration of the Account and delegate to such Agent one or more of the powers and duties undertaken under this Agreement;

          (i) Pursuant to instructions of the Trust, to deliver any Property to or on the order of the Trust;

          (j) To mail to the Authorized Person any documents received, including proxy material, warrants, tender offers, and offering circulars, with respect to any Property subject to its management hereunder, which if required shall be signed where appropriate by Bankers without indication of voting or other preference, so as to enable the Authorized Person to make all decisions with respect thereto;

          (k) To forward a confirmation respecting each transaction to the Authorized Person (if requested) giving the instruction which resulted in the transactions, and

          (l) Upon the Instructions of the Trust, to transfer assets to any registered investment company for which an Investment Manager or any affiliate of an Investment Manager or Bankers provides, for compensation, custodial, advisory or other services.

     It is specifically understood by the Trust that when Bankers is instructed to deliver Property against payment, delivery of the Property and receipt of payment may not be simultaneous. The risk, of non-receipt of payment shall be the Account's and Bankers shall incur no liability therefor. All credits to the Account of the anticipated proceeds of sales and redemptions of Property and of anticipated income from Property shall be conditional upon receipt by Bankers of final payment and may be reversed to the extent final payment is not received. At the discretion of Bankers, the Account may make use of such conditional credits. To the extent such credits do not become unconditional by receipt of final payment, the Account shall reimburse Bankers upon demand for the amount of such conditional credits so used. Bankers may, in it discretion, advance funds to the Account to facilitate the settlement of any trade. In the event of such an advance, the Account shall reimburse Bankers for the amount thereof.

     5.     Investments, Investment Managers, Etc.  Bankers shall not be
            --------------------------------------
responsible for the adequacy of the Account to discharge Account liabilities or for the determination or collection of contributions to or payments from the Account.

     The terms and conditions of appointment and authority of any Investment Manager shall be the sole responsibility of the Trust. The Trust shall promptly notify Bankers in writing of the appointment and removal of an

Investment Manager and the portion of the Account's assets subject to the investment control of such Investment Manager.

     Bankers shall not be responsible for managing or investing the Account, shall be under no duty under this Agreement to and shall not supervise, recommend or advise the Trust or any Investment Manager with respect to the investment, purchase, sale, retention or other disposition of any Property held hereunder and shall not be liable for any losses to the Account as a result of the acts or omissions of the Trust or the Investment Manager. Bankers shall not be liable for interest on any cash balances it holds uninvested in the Account pending receipt of Instructions. In the absence of Instructions from the Trust or the Investment Manager, Bankers shall have no power, duty or authority to invest Property held in the Account.

     In addition, Bankers shall be under no duty or obligation to review any investment or reinvestment made or received upon the Instructions of the Trust or the Investment Manager. Without limiting the generality of the foregoing, in the case of any transaction, the Person giving the instructions shall have the entire responsibility for assuring that the transaction does not violate the prohibitions of any applicable state or federal law or court order or judgment affecting the administration of the Account. Bankers may from time to time may consult with legal counsel, who may be counsel to the Trust, and shall be fully protected in acting upon the advice of counsel.

     6.     Insurance.  Upon the request of the Trust, Bankers shall confirm
            ----------
in writing the insurance coverages then maintained by Bankers.

     7.     Reports of Transactions.  Within thirty (30) days following the
            ------------------------
close of each calendar year, Bankers shall file with the Trust, and certify the accuracy thereof, a written statement of account (the "Statement") showing all transactions relating to the Account during the period from the end of the immediately preceding calendar year to the close of the then-ended calendar year. Within ninety (90) days from the date of receipt of any such Statement, the Trust shall review such Statement and provide Bankers with a written list of any exceptions or objections thereto. In addition to the foregoing Statement, Bankers shall provide the Trust at its request with such other reports in such form, with such detail (including valuation calculations) and with such frequency as Bankers and the Trust shall mutually agree. Bankers may rely for all purposes under this Agreement, upon the latest valuation and transaction information submitted to it by the Person responsible for the investment of such Property.

     Without limiting the generality of the foregoing, the Trust and Bankers hereby agree that:

          (a) Bankers shall make available to the Trust on-line, "real time" computer access to information (i.e. raw data) and reports (including both standard reports and reports customized for the Trust and Account) about the Account and the Property held therein through Bankers "BT World" system and technology or such later generation software, programs and technology as Bankers may develop which provides the same or better information, analysis, reports and access; and

          (b) Bankers shall provide to the Trust, by not later than the third (3rd) Business Day of each month, the fair market value of each item of Property in the Account as of the last calendar day of the preceding month. The Trust acknowledges that Bankers shall retain a reputable pricing source to calculate and provide such valuations, with at least two other sources to serve as secondary valuation sources. The Trust and Bankers will agree on the methodology to be used to prepare such valuations Bankers shall advise the Trust as to any change in the source of sources to be used to provide such valuations.

     8.     Examination of Bank Records.  Bankers agrees that during its
            ---------------------------
regular banking hours, any officer, employee or representative of the Trust or any independent accountant(s) selected by the Trust shall be entitled to examine Bankers' records of the Account and all transactions in and for the Account, upon furnishing Bankers with written authorization from the Trust upon one (1) Business Day's prior notice.

     9.     Proceedings.  Bankers shall be under no duty to take any other or
            -----------
further action with respect to the Account or the Property other than in accordance with this Agreement or (without limiting the foregoing) to prosecute, defend or appear in any action or proceeding with respect to the Account or any Property unless requested in writing by the Trust and Bankers is indemnified therefor to its reasonable satisfaction. In any action or proceeding concerning the administration of the Account. Bankers and the Trust shall be the only necessary parties, but Bankers or the Trust may bring in other parties if it so desires.

     10.     Fees and Expenses.  Bankers' fees for acting as agent and
             ------------------
custodian for the Trust hereunder shall be in such amount as agreed upon from time to time in a fee letter executed by and between Bankers and the Trust shall be paid by the Trust at such time or times as are specified in any such fee letter. In addition, Bankers shall be reimbursed for all (i) brokerage costs, transfer taxes and similar expenses imposed upon Bankers by third parties and paid by Bankers in connection with the investment and reinvestment of securities, (ii) all third party expenses incurred and paid by Bankers in connection with the acquisition or holding of real or tangible personal property, (iii) all income taxes or other taxes of any kind whatsoever which may be levied or assessed under existing or future laws upon or in respect of the Property which are paid by Bankers, and (iv) all fees for legal services rendered to Bankers by outside counsel arising out of or under this Agreement as long as Bankers gives the Trust prior written notice that it intends to retain such outside counsel. Bankers shall provide invoices supporting all reimbursements due to Bankers under the preceding sentence. In the event that the Trust fails to pay any fees due under the first sentence of this section when the same are due and such failure continues for ten (10) days after notice from Bankers to the Trust or any reimbursements due to Bankers under the second sentence of this section are not paid within thirty (30) days after the invoices supporting such reimbursements are submitted to the Trust Bankers may charge the Account or any part thereof for all such fees or reimbursements.

     11.     Form of Communication.  Any instructions from any Authorized
             ---------------------
Person pursuant hereto and all notices and other communications to Bankers or an Agent shall be effective only when received. Bankers or the Agent shall be fully protected in acting in accordance with all Instructions purporting to be from any Authorized Person or a Person authorized to direct Bankers with respect to a particular matter hereunder that Bankers reasonably believes to be genuine, correct and to be signed, sent or made by an Authorized Person and omitting to act in the absence of such Instructions.

     Bankers or the Agent shall not be responsible for any errors or inaccuracies contained in instructions transmitted to it by any Authorized Person or for any delays or failures in such transmissions caused by equipment breakdown or unavailability except due to its own negligence, willful misconduct or bad faith.

     12.     Evidence of Authority.  The Trust and each Investment Manager
             ---------------------
shall provide Bankers or the Agent with a list of the names and signatures of each Authorized Person empowered to act for it hereunder whenever any action is required or permitted to be taken by such Person. Such list, until and unless revised, may be relied upon by Bankers for accuracy and completeness.

     13.     Notices.  Until notice be given in writing to the contrary, all
             --------
Instructions, notice and other communications shall be delivered or sent:

          If to Bankers to:

                         Mr. Gerard Arnone
                         Managing Director
                         Bankers Trust Company
                         130 Liberty Street, 20th Floor
                         New York, NY 10006

          If to the Trust to:

                         American Federation of
                         Labor and Congress of Industrial Organizations Housing Investment Trust
                         1717 K Street, NW
                         Suite 707
                         Washington, DC 20006
                         Attention: Controller

          With a copy to:

                         American Federation of
                         Labor and Congress of Industrial Organizations Housing Investment Trust
                         1717 K Street, NW
                         Suite 707
                         Washington, DC 20006
                         Attention: General Counsel

     14.     Termination of the Agreement.  Either party may terminate this
             ----------------------------
Agreement for any reason upon sixty (60) days prior written notice to the other party hereto, in which event such termination shall become effective upon the sixtieth (60) days after delivery of such written notice. In addition, in the event of any Bankers Default (as defined below), the Trust may terminated this Agreement effective immediately upon written notice to Bankers, with such termination to be effective immediately upon delivery of such written notice. For the purpose of this Agreement, "Bankers Default" shall mean:

          (a) Bankers shall fail to make any remittance due to the Trust hereunder as and when such remittance is due;

          (b) Bankers shall fail to comply with any Instructions provided by the Trust with respect to the purchase, sale, assignment, transfer, delivery of any Property and shall fail to correct or cure such failure within two (2) Business Days after written notice from the Trust;

          (c) Bankers shall fail to perform any of its duties hereunder or to comply fully with any term or condition of this Agreement, other than as described in clauses (a) and (b) above, and shall fail to correct or cure such failure within ten (10) days after written notice from the Trust;

          (d) (i)Any state or federal regulatory body with jurisdiction over Bankers institutes proceedings to place Bankers into receivership or conservatorship or similar proceedings, or (ii) any state or federal regulatory body with jurisdiction over Bankers imposes regulatory sanctions upon Bankers which impair the ability of Bankers, in the reasonable judgment of the Trust, to fulfill its duties hereunder or (iii) Bankers shall consent to the appointment of a conservator or receiver of all or substantially all of its property;

          (e) Bankers shall suffer the creation of any lien upon or security interest in any of the Property held by Bankers hereunder; or

          (f) Bankers shall assign, hypothecate, pledge or transfer in any manner this Agreement or any of Bankers' rights hereunder, or suffer the creation of any lien upon, or security interest in, or the transfer of, any Bankers' rights hereunder, by operation of law or otherwise in favor of an assignee, transferee, pledgee or secured party.

     In the event of any termination of this Agreement pursuant to this Section, on the date that such termination becomes effective, Bankers without cost to the Trust, shall deliver to the Trust or the firm or entity designated by the Trust, all Property then held by Bankers hereunder, together with any assignments, endorsements or other transfer documentation (which may be without recourse or warranty) as may be necessary in the Trust's judgment to effect a transfer of record ownership of such Property to the Trust or the firm or entity designated by the Trust. Additionally, Bankers shall deliver to the Trust and certify the accuracy thereof, a written statement of account showing all transactions relating to the Account during the period from the end of the immediately preceding calendar year to the date of such termination within thirty (30) days after the end of the calendar month in which such termination became effective. Notwithstanding any termination of this Agreement pursuant to this Section. Bankers shall remain bound by the terms and conditions of this Agreement until it has completed its obligations under this paragraph.

     15.     Indemnification.  Bankers shall be held harmless by the Trust
             ---------------
from and against any claim, liability, loss, damage or expense (including, but not limited to, reasonable attorneys fees incurred in preparing, investigating or defending any claim) that may be asserted against Bankers arising out of any action taken or omitted by Bankers pursuant to this Agreement, except due to its own negligence, willful misconduct or fraud. Any loss, damage or expense chargeable to the Account under this Section or Section 10 shall be charged first to the Account, but shall be charged to and remain the liability of the Trust to the extent not otherwise paid, for any reason, from the Account.

     16.     Modification.  This Agreement may be amended, supplemented, or
             -------------
modified by an instrument in writing signed by the Trust and Bankers.

     17.      Choice of Law.  This Agreement shall be governed by and
              -------------
construed and enforced in accordance with the laws of the State of New York.

     18.     Counterparts; Etc.  This Agreement may be executed in one or more
             -----------------
counterparts, each of which will be deemed an original. If any provision of this Agreement is determined to be invalid or unenforceable, the remaining provisions shall not be deemed for that reason alone to be invalid or unenforceable.

     19.     Headings Descriptive.  The headings of the several sections and
             --------------------
subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning of or construction of any provision of this Agreement.

     20.     No Implied Duties.  The duties and obligations of the parties
             ------------------
shall be determined solely by the express provisions of this Agreement and no implied duties or obligations or covenants shall be implied or read into this Agreement with respect to the parties.

     21.     Survival.  The provisions of Sections 10 and 15 shall survive the
             ---------
termination, amendment or restatement of this Agreement or the resignation or removal of Bankers as Custodian.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be
     ------------------
 executed by their duly authorized officers as of any and the year first written above.


                         BANKERS TRUST COMPANY
                         ---------------------



                         By:
                            ------------------------------------
                         Title:
                               ---------------------------------

(Seal)
Attest


---------------------------------
Title
     ----------------------------


                         AMERICAN FEDERATION OF LABOR AND
                         CONGRESS OF INDUSTRIAL
                         ORGANIZATION HOUSING
                         INVESTMENT TRUST

                         By:
                            -----------------------------------
                         Title:
                               --------------------------------



                         By:
                            -----------------------------------
                         Title:
                               --------------------------------

STATE OF NEW YORK          )
                              ss.:
COUNTY OF NEW YORK         )

     On the           day of                  1998, before me personally came
           -----------       -----------------
to me known who being by me duly sworn did depose and say that he/she resides
at                        that he/she is a Managing Director of BANKERS TRUST
  -----------------------
COMPANY, the corporation described in and which executed the above instrument, that he/she knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he/she signed his/her name thereto by like order.


                                      ---------------------------------------
                                      Notary Public


STATE OF                    )
                              ss.:
COUNTY OF                   )

     On the           day of                  1998, before me personally came
           -----------       -----------------
to me known who being by me duly sworn did depose and say that he/she resides
at                        that he/she is a Managing Director of BANKERS TRUST
  -----------------------
COMPANY, the corporation described in and which executed the above instrument, that he/she knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he/she signed his/her name thereto by like order.


                                   -----------------------------------------
                                   Notary Public

STATE OF                    )
                         ss.:
COUNTY OF                   )

     On the           day of                  1998, before me personally came
           -----------       -----------------
to me known who being by me duly sworn did depose and say that he/she resides
at                        that he/she is a Managing Director of BANKERS TRUST
  -----------------------
COMPANY, the corporation described in and which executed the above instrument, that he/she knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he/she signed his/her name thereto by like order.


                                     -----------------------------------------
                                      Notary Public

Gerard M. Arnone                         Mailing Address:
Managing Director                        P.O. Box 318, Church Street Station
Jointly Trusteed Plans                   Mail Stop 2202
Tel: 212-250-5097                        New York, New York 10008
Fax: 212-669-0746



                                January 26, 1998


Mr. Harry Thompson, Controller
AFL/CIO Housing Investment Trust
1717 K Street, NW, Suite 707
Washington, DC 20006

Dear Harry,

Pursuant to paragraph 10 of the Master Custodian Agreement between Bankers Trust Company and the AFL-CIO Housing Investment Trust (the "Trust") dated February 1, 1998 (the "Agreement") our fees are as follows:

For providing the services described in the Agreement, including but not limited to, safekeeping, reporting, accounting, income collection, capital changes, valuations, trade settlements, meetings and BT world. The Trust agrees to pay Bankers Trust $300,000 over the next three years in approximately equal monthly installments. This fee will be guaranteed for a period of three years. After the expiration of such three year period, Bankers Trust Company and AFL-CIO Housing Investment Trust shall agree on a new annual fee, which fee shall not exceed $115,000 per year.

If you have any questions, please feel free to contact me.

                                          Sincerely,

Date: ____________________________

Agreed to by:
             -----------------------

Name:
     -------------------------------

Title:
      ------------------------------